                                                                   EXHIBIT 10.29









                       PLATINUM VENTURE PARTNERS II L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP
                        --------------------------------















                                September 1994
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                               TABLE OF CONTENTS
                               -----------------

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                                                                           Page
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

ARTICLE I. DEFINITIONS                                                        1


ARTICLE II. GENERAL PROVISIONS                                                4

2.1      Formation of Limited Partnership                                     4
2.2      Filing of Certificates                                               4
2.3      Name of Partnership                                                  4
2.4      Principal Place of Business; Agent for Process                       4
2.5      Term of Partnership                                                  5
2.6      Admission of Limited Partners                                        5
2.7      Purposes                                                             5
2.8      Partners' Names and Addresses                                        5
2.9      Title to Partnership Property                                        5


ARTICLE III. CAPITAL CONTRIBUTIONS                                            5

3.1      Definition                                                           5
3.2      Committed Capital                                                    6
3.3      Timing of Capital Contributions                                      6
3.4      Interest and Return of Capital Contributions                         6
3.5      Additional Capital Contributions                                     6
3.6      Deficit Funding                                                      6
3.7      Default by Limited Partners                                          7


ARTICLE IV. DEFINITION OF PARTNERSHIP NET INCOME AND NET LOSSES AND
OF PARTNERS' CAPITAL ACCOUNTS; ALLOCATION OF NET INCOME AND NET
LOSSES                                                                        9

4.1      Definition of Net Income and Net Losses                              9
4.2      Definition of Partners' Capital Accounts                             9
4.3      No Interest on Capital Accounts                                     11
4.4      Allocation of Net Income and Net Losses                             11
4.5      Allocations Among Limited Partners During Year in
          Which Transfer of Partnership Interest Occurs                      12


ARTICLE V. DISTRIBUTIONS                                                     12

5.1      Targeted Distributions During Term of Partnership                   12
5.2      Other Distributions During Term of Partnership                      12
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
5.3      Intent of Distribution Provisions                                   13
5.4      Distributions Upon Liquidation                                      14


ARTICLE VI. MANAGEMENT                                                       14

6.1      Management of Partnership                                           14
6.2      Authority of General Partner                                        15
6.3      Limitation on Authority of General Partner                          16
6.4      Partnership Contracts                                               16
6.5      Obligations of General Partner                                      17
6.6      Liability of General Partner                                        18
6.7      Management Fee                                                      18
6.8      Other Services                                                      19


ARTICLE VII. RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS                      20

7.1      Limitations on Limited Partners                                     20
7.2      Removal of General Partner                                          20
7.3      Restructuring of General Partner                                    20
7.4      Deficit Capital Accounts at Liquidation                             21


ARTICLE VIII. ASSIGNABILITY OF INTEREST; WITHDRAWAL                          21

8.1      Assignment of General Partner's Interest                            21
8.2      Assignment of Limited Partner's Interest                            21
8.3      Substitute Limited Partner                                          21
8.4      Effective Date                                                      22
8.5      Amendment of Agreement                                              22
8.6      Withdrawal by Limited Partner                                       22
8.7      Required Withdrawal                                                 24
8.8      Partners Meetings                                                   24


ARTICLE IX. INVESTMENTS                                                      24

9.1      Liquid Investments                                                  24
9.2      Policy With Respect to Investment Opportunities                     24
9.3      Investment Intent of Limited Partners                               25


ARTICLE X. DISSOLUTION AND TERMINATION                                       26

10.1     Events of Dissolution                                               26
10.2     Distributions Upon Liquidation                                      26
10.3     Election to Carry on Business                                       26
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

ARTICLE XI. BOOKS, RECORDS AND BANK ACCOUNTS                                 27

11.1     Books and Records                                                   27
11.2     Accounting Basis and Accounting Year                                27
11.3     Reports                                                             27
11.4     Valuation of Partnership Assets                                     27
11.5     Depository Accounts                                                 28
11.6     Tax Elections                                                       28


ARTICLE XII. MISCELLANEOUS                                                   29

12.1     Notices                                                             29
12.2     Successors and Assigns                                              29
12.3     Partner Duties                                                      29
12.4     Indemnification of General Partner                                  29
12.5     Partition                                                           30
12.6     No Waiver                                                           30
12.7     Amendment of Agreement                                              30
12.8     Captions                                                            30
12.9     Counterparts                                                        30
12.10    Applicable Law                                                      31
12.11    Gender and Number                                                   31
12.12    No Third Party Beneficiaries                                        31
12.13    Severability                                                        31
12.14    Entire Agreement                                                    31

SCHEDULE 1                                                                   33
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                        AGREEMENT OF LIMITED PARTNERSHIP
                        --------------------------------


       THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of September 1994, is made and entered into by and among Platinum Venture Partners, Inc., an Illinois corporation, as general partner, and the Persons listed on Schedule 1 hereto as limited partners, as they may change from time to time in accordance with the terms hereof (collectively, the "Limited Partners").


                                  WITNESSETH:

       WHEREAS, the parties hereto wish to form a limited partnership to be governed by the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act"), for the purposes and upon the terms and conditions herein set forth.

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                  Definitions

       As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Accounting Period" means (a) each calendar quarter, and (b) the period commencing on the beginning of a calendar quarter and ending on the last business day preceding the day when one or more new Limited Partners are admitted to the Partnership effective during such calendar quarter;

     1.2  "Act" is defined in the recital hereof;

     1.3 "Agreement" means this Agreement of Limited Partnership, as amended from time to time in accordance with the terms hereof;

     1.4 "Bankruptcy" means, in the case of a Partner, when (a) such Partner shall (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (ii) commence a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (iii) make a general assignment for the benefit of its creditors, (iv) consent to or acquiesce in the appointment of a receiver, trustee, sequestrator or other custodian for itself or any substantial part of its property, (v) consent to or acquiesce in the relief sought in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (vi) take any action in furtherance of any of the aforesaid purposes; or (b) a court of competent jurisdiction shall enter an order, decree or order for relief in respect of such Partner in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, appointing without the consent of such Partner a receiver, trustee, sequestrator or other custodian for such Partner or any substantial part of its property, or approving commencement of an involuntary case filed against such Partner under any applicable law now or hereafter in effect seeking the winding up or liquidation of its affairs, and such order, decree or order for relief shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof;

     1.5 "Basis" of any security means the basis thereof as determined in accordance with the Code;

     1.6 "Capital Account" means the account established for each Partner in the manner described in Section 4.2 hereof;

     1.7  "Capital Contribution" is defined in Section 3.1 hereof;

     1.8 "Certificate" means the Certificate of Limited Partnership of Platinum Venture Partners II L.P. filed in the Office of the Secretary of State of Delaware, as amended from time to time;

     1.9 "Class 1 Limited Partner" means any Limited Partner who has Committed Capital in excess of $900,000;

     1.10 "Class A Limited Partner" means any Limited Partner who has Committed Capital in excess of $300,000 but not in excess of $900,000.

     1.11 "Class B Limited Partner" means any Limited Partner other than a Class 1 Limited Partner or a Class A Limited Partner;

     1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time;

     1.13 "Committed Capital" is defined in Section 3.2 hereof;

     1.14 "Default Notice" is defined in Section 3.7.1 hereof;

     1.15 "Defaulting Limited Partner" is defined in Section 3.7 hereof;

     1.16 "Delinquent Payment" is defined in Section 3.7 hereof;

     1.17 "Designated Securities" is defined in Section 8.6.3 hereof;

     1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder and judicial rulings and interpretations thereof;

     1.19 "Estimated Value of the Fund" is defined in Section 11.4 hereof;

     1.20 "Excess Losses" is defined in Section 4.2(e) hereof;

     1.21 "First Closing" is defined in Section 2.6 hereof;

     1.22 "First Year" is defined in Section 6.7.3 hereof;

     1.23 "General Partner" means Platinum Venture Partners, Inc., and any successor elected pursuant to Section 7.2 hereof;

     1.24 "Initial Limited Partner" means a person who is admitted to the Partnership to facilitate the filing of the Certificate and the formation of the Partnership prior to the First Closing;

     1.25 "Limited Partner" means any Person who is a limited partner of the Partnership at the time of reference thereto, in such Person's capacity as a limited partner of the Partnership;

     1.26 "Limited Partner Interest" means, for each Limited Partner, a fraction, the numerator of which is the Capital Contribution of such Limited Partner and the denominator of which is the aggregate Capital Contribution of all Limited Partners;

     1.27 "Liquid Investments" is defined in Section 9.1 hereof;

     1.28 "Management Fee" is defined in Section 6.7 hereof;

     1.29 "Net Income" and "Net Losses" are defined in Section 4.1 hereof;

     1.30 "Nondefaulting Limited Partner" is defined in Section 3.7.1 hereof;

     1.31 "Partner" means the General Partner or any Limited Partner, except as expressly otherwise provided;

     1.32 "Partnership" means the limited partnership formed pursuant to the Certificate and this Agreement;

     1.33 "Partnership Expenses" means all costs and expenses incurred in the Partnership business, including expenses relating to the portfolio (such as brokerage, registration of securities, finder's and other fees, to the extent that such items are not included in the Basis of securities), premiums for insurance protecting the Partnership, the General Partner and their respective partners, principals, employees and agents from liabilities to third parties in connection with Partnership affairs, legal and all outside accounting expenses, auditing expenses, other out-of-pocket expenses related to investigating, negotiating or monitoring investments for the Partnership, any extraordinary expenses of the Partnership (such as litigation expenses), and the Management Fee, but not including costs and expenses directly attributable to Liquid Investments or any expenses that will be paid by the General Partner pursuant to
Section 6.5.2;

     1.34 "Person" means any individual, corporation, partnership, trust or other entity;

     1.35 "Plan Asset Regulation" shall mean final regulations relating to the definition of plan assets as promulgated by the United States Department of Labor, as such regulations may be amended from time to time;

     1.36 "Realized Investment Gain" means the excess, if any, of the cash proceeds from the sale or exchange of Securities (other than Liquid Investments) over the Basis of such Securities.

     1.37 "Realized Investment Loss" means the excess, if any, of the Basis of Securities (other than Liquid Investments) over the cash proceeds from the sale or exchange of such Securities;

     1.38 "Regulated Limited Partner" is defined in Section 8.6.2 hereof;

     1.39 "Security" and "Securities" are defined in Section 2.7 hereof;

     1.40 "Subsequent Closing" is defined in Section 2.6 hereof;

     1.41 "Substitute Limited Partner" means a Person admitted pursuant to
Section 8.3 hereof as the successor to all of the rights of a Limited Partner with respect to all or any part of such Limited Partner's interest in the Partnership;

     1.42 "Unrealized Investment Gain" means the excess, if any, of the fair market value (as determined pursuant to Section 11.4) of Securities (other than Liquid Investments) over the Basis of such Securities;

     1.43 "Unrealized Investment Loss" means the excess, if any, of the Basis of Securities (other than Liquid Investments) over the fair market value (as determined pursuant to Section 11.4) of such Securities.


                                   ARTICLE II
                               General Provisions

     2.1 Formation of Limited Partnership. The parties hereto hereby form a limited partnership under and pursuant to the Act and the rights and liabilities of the Partners shall be as provided in the Act, except as herein otherwise expressly provided.

     2.2 Filing of Certificates. The General Partner shall file the Certificate and all such certificates, notices, statements or other instruments required by law for the formation and operation of a Delaware limited partnership.

     2.3 Name of Partnership. The name of the Partnership shall be "Platinum Venture Partners II L.P."

     2.4 Principal Place of Business; Agent for Process. The principal place of business of the Partnership shall be Chicago, Illinois, or such other place as the General Partner shall determine. The agent to accept service of process for the Partnership shall be The Corporation Trust Company and its registered office in Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     2.5 Term of Partnership. The term of the Partnership shall commence on the date the Certificate is filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until terminated pursuant to Section 10.1 hereof.

     2.6 Admission of Limited Partners. The Partnership shall commence operations at the date that Limited Partners other than the Initial Limited Partner are first admitted to the Partnership (the "First Closing"). The General Partner may admit additional Limited Partners at one or more subsequent closings (the "Subsequent Closings"), each of which shall occur no later than December 15, 1994; provided, however, that the General Partner may extend such date by 60 days (the "Offering Period"). No additional Limited Partners shall thereafter be admitted except Persons who shall be admitted as Substitute Limited Partners pursuant to Section 8.3 hereof and the General Partner if its interest is converted to a Limited Partner Interest pursuant to Section 7.2 hereof.

     2.7 Purposes. The Partnership is organized for the purpose of: (i) purchasing, holding, selling and investing in capital stock, bonds, notes, debentures and other obligations, investment contracts and other instruments, other evidences of indebtedness and other investments of any type or form (referred to herein as a "Security" or "Securities") including, but not limited to, investments in Securities of the kind and nature described in the Partnership's Confidential Private Placement Memorandum dated September, 1994;
(ii) managing and supervising such investments; and (iii) engaging in such other activities incidental or ancillary thereto as the General Partner deems necessary or advisable. Notwithstanding the foregoing, the Partnership shall not invest more than twenty per cent (20%) of its aggregate Committed Capital in Securities issued by a single company, determined on a cost basis.

     2.8 Partners' Names and Addresses. The names and addresses of the Limited Partners are set forth on Schedule 1 hereto. The name and address of the General Partner is set forth on the signature page hereof. Any Limited Partner may change its address upon written notice to the General Partner and the General Partner may change its address upon written notice to all Limited Partners.

     2.9 Title to Partnership Property. All property owned by the Partnership shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in any such property. Title to Partnership property may be held in street name or another sort of nominee arrangement if the General Partner determines that such arrangement is in the Partnership's best interest.


                                  ARTICLE III
                             Capital Contributions

     3.1 Definition. The "Capital Contribution" of each Partner shall mean the total amount of cash contributed to the Partnership by such Partner.

     3.2  Committed Capital.

          3.2.1 Each Partner shall make contributions to the capital of the Partnership in the total amount set forth opposite its name on Schedule 1 hereto as "Committed Capital". Each Partner shall make its contributions in cash. The General Partner will commit to contribute an amount equal to at least 1% of the total Committed Capital as a Limited Partner, and will be treated as a Limited Partner in all respects with respect to such commitment. The General Partner may commit to contribute additional amounts as a Limited Partner in its discretion.

          3.2.2 Notwithstanding Section 3.2.1 above, if, at any time before any contribution to the capital of the Partnership required by Section 3.3 below is due, a Limited Partner shall obtain and deliver to the General Partner an opinion of counsel reasonably satisfactory to the General Partner that (a) there is a material likelihood that the payment by such Limited Partner of such additional contribution will be unlawful, or (b) such Limited Partner is subject to ERISA and either (i) such additional contribution could be found to violate any ERISA provision, (ii) the assets of the Partnership may be deemed to constitute the assets of such Limited Partner under ERISA, or (iii) the trustees or other fiduciaries of such Limited Partner may be deemed under ERISA to have delegated investment discretion over plan assets (as defined by ERISA) to any Person which is not an "investment manager" (as defined by ERISA), then such Limited Partner shall have no further obligation to make such additional contribution, the Committed Capital of such Limited Partner shall be reduced to an amount equal to its Capital Contribution, and such Limited Partner shall not, by reason of its failure to make such additional contribution, be deemed a Defaulting Limited Partner pursuant to Section 3.7 hereof; provided, that the General Partner subsequently may (but shall not be obligated to) accept additional Capital Contributions from such Limited Partner upon receipt of an opinion of counsel reasonably satisfactory to the General Partner that the legal conditions described in this Section 3.2.2 no longer exist.

     3.3 Timing of Capital Contributions. Each Partner shall contribute one-third of its Committed Capital to the Partnership concurrently with the First Closing or the appropriate Subsequent Closing, as the case may be. An additional one-third of each Partner's Committed Capital shall be contributed to the Partnership on the first anniversary of the First Closing and the final one-third of each Partner's Committed Capital shall be contributed to the Partnership on the second anniversary of the First Closing.

     3.4 Interest and Return of Capital Contributions. No Partner shall be entitled to interest on any Capital Contribution and no Partner shall have the right to withdraw or to demand the return of all or any part of its Capital Contribution, except as specifically provided in this Agreement.

     3.5 Additional Capital Contributions. No Limited Partner shall be required to make total contributions to the capital of the Partnership in excess of its Committed Capital.

     3.6 Deficit Funding. Notwithstanding any other provision of this Agreement, if, upon dissolution and liquidation of the Partnership, the General Partner has received distributions over the life of the Partnership (other than in respect of its interest as a Limited Partner) in excess of (i) 10% of the Realized Investment Gains less Realized Investment Losses of the Partnership multiplied by a fraction equal to the aggregate Capital Contributions of all Class 1 Limited Partners divided by the total Capital Contributions of all of the Limited Partners, plus (ii) 15% of the Realized Investment Gains less Realized Investment Losses of the Partnership multiplied by a fraction equal to the aggregate Capital Contributions of all Class A Limited Partners divided by the total Capital Contributions of all of the Limited Partners, plus (iii) 20% of the Realized Investment Gains less Realized Investment Losses of the Partnership multiplied by a fraction equal to the Capital Contributions of all Class B Limited Partners divided by the total Capital Contributions of all the Limited Partners, then the General Partner shall contribute such excess to the Partnership. Such amounts shall be divided among the Class 1 Limited Partners, the Class A Limited Partners and the Class B Limited Partners. The amount payable to each class of Limited Partners shall be equal to the amount received by the General Partner in excess of the amounts determined in (i), (ii) and
(iii) above, respectively.

     3.7 Default by Limited Partners. In the event any Limited Partner fails for any reason to make a contribution of Committed Capital pursuant to Section
3.3 hereof when due, and fails to make such contribution within thirty (30) days after receiving written notice that such payment is overdue, such Limited Partner shall be a "Defaulting Limited Partner", the overdue payment shall be a "Delinquent Payment" and the rights of the Partners and the Partnership shall be as follows:

          3.7.1 Within ten (10) days after the designation of a Defaulting Limited Partner as such, the General Partner shall give written notice of the default (the "Default Notice") to each Limited Partner who has not defaulted in such contribution of Committed Capital (a "Nondefaulting Limited Partner"). The Default Notice shall specify:

               (a) the amount of the Defaulting Limited Partner's Capital Account as of the date of default,

               (b) the Defaulting Limited Partner's share of the Estimated Value of the Fund as most recently determined pursuant to Section 11.4 hereof,

               (c) the amount of the Delinquent Payment, and

               (d) the Nondefaulting Limited Partner's pro rata share of (a),
     (b) and (c) above.

          3.7.2 Each Nondefaulting Limited Partner shall have the right to acquire its pro rata share (based on the proportion of its Committed Capital to the total Committed Capital of all Nondefaulting Limited Partners) of the Defaulting Limited Partner's interest in the Partnership by giving written notice to the General Partner of its desire to exercise such right within thirty
(30) days after receipt of the Default Notice and such Nondefaulting Limited Partner shall do the following to acquire such interest:

               (a) within sixty (60) days after such election, pay to the Partnership for transfer to the Defaulting Limited Partner the Nondefaulting Limited Partner's pro rata share of the lesser of:

                    (i) fifty percent (50%) of the Defaulting Limited Partner's Capital Account as of the date of default, or

                    (ii) fifty percent (50%) of the Defaulting Limited Partner's share of the Estimated Value of the Fund determined most recently pursuant to Section 11.4 hereof;

               (b) pay to the Partnership the Nondefaulting Limited Partner's pro rata share of the Delinquent Payment; and

               (c) agree to pay the Nondefaulting Limited Partner's pro rata share of any remainder of the Defaulting Limited Partner's Committed Capital when due in accordance with Section 3.3 hereof.

          Upon compliance by a Nondefaulting Limited Partner with this Section
3.7.2 and expiration of the sixty (60) day period specified in Section 3.7.2(a), the Defaulting Limited Partner shall have no further interest in the portion of its interest in the Partnership acquired by such Nondefaulting Limited Partner.

          3.7.3 If all of the Defaulting Limited Partner's interest is not acquired by the Nondefaulting Limited Partners pursuant to Section 3.7.2 above, the General Partner may elect, in its sole discretion, one or more of the following remedies in addition to any other rights or remedies of the
Partnership:

               (a) to commence legal proceedings against the Defaulting Limited Partner to collect the unpaid balance of the Delinquent Payment plus interest accrued at a rate equal to three percentage points per annum over the prime rate established by Harris Trust and Savings Bank, Chicago, Illinois, from time to time (but not in excess of the highest rate per annum permitted by law), from the date the Delinquent Payment was due, plus expenses of collection, including attorneys' fees;

               (b) to take such action as necessary to require the withdrawal of the Defaulting Limited Partner as a Limited Partner in the Partnership pursuant to Section 8.6 hereof, except that the amount to be paid to the Defaulting Limited Partner shall be the lesser of the amounts determined under Section 3.7.2(a)(i) or (ii) above less all amounts previously paid to such Defaulting Limited Partner under Section 3.7.2(a) above; or

               (c) to permit and authorize any Limited Partner or Limited Partners or any other party desiring to do so, on a pro rata or any other basis, to acquire the remainder of the Defaulting Limited Partner's entire interest in the Partnership by: paying to the Partnership for transfer to the Defaulting Limited Partner within sixty (60) days after such authorization an amount equal to the lesser of fifty percent (50%)
     of the Defaulting Limited Partner's Capital Account as of the date such Limited Partner became a Defaulting Limited Partner or fifty percent (50%) of the Defaulting Limited Partner's share of the Estimated Value of the Fund as most recently determined pursuant to Section 11.4 hereof, less all amounts paid to such Defaulting Limited Partner pursuant to Sections 3.7.2 and 3.7.3(b) above; contributing to the Partnership the remaining portion of the Delinquent Payment (excluding any interest thereon); and agreeing to contribute to the Partnership the remainder of the Defaulting Limited Partner's Committed Capital when due in accordance with Section 3.3 hereof, and thereupon the Defaulting Limited Partner shall have no further interest in the Partnership or its assets.

          3.7.4 During any period of default, the Defaulting Limited Partner shall have no right to receive cash distributions from the Partnership or to share in the Partnership's Net Income but such Defaulting Limited Partner shall continue to share in any Net Losses. Allocations of Net Income or Net Losses to a Defaulting Limited Partner shall be made in accordance with Section 4.5 hereof. Notwithstanding the provisions of Section 3.7, the General Partner may permit a default to be cured by a Defaulting Limited Partner on such terms and conditions as it deems appropriate in its sole discretion.

          3.7.5 Each Limited Partner acknowledges by its execution hereof that it has been admitted to the Partnership in reliance upon its agreements and covenants in this Agreement, that the General Partner and the Partnership may have no adequate remedy at law for a breach hereof and that any reduction in a Limited Partner's interest in the Partnership as a result of such Limited Partner's breach hereof is intended as liquidated damages and not as a penalty by reason of the fact that the damages resulting from a breach hereof may be impossible to ascertain at the time hereof or of such breach. Each Limited Partner agrees that if it becomes a Defaulting Limited Partner it hereby appoints the General Partner its attorney-in-fact to execute such documents and enter into such agreements as determined by the General Partner to be necessary in order to effect the withdrawal of such Limited Partner or the sale of such Limited Partner's interest in the Partnership pursuant to this Section 3.7.


                                   ARTICLE IV
                    Definition of Partnership Net Income and
                 Net Losses and of Partners' Capital Accounts;
                    Allocation of Net Income and Net Losses

     4.1 Definition of Net Income and Net Losses. "Net Income" shall mean the excess of income and gain over expenses and losses of the Partnership for federal income tax purposes and "Net Losses" shall mean the excess of expenses and losses over income and gain of the Partnership for federal income tax purposes, after taking into account all income, gain, expenses and losses incurred in connection with the Partnership's business, including, but not limited to, gains and losses from the sale or other disposition of Securities and other Partnership property. Net Income and Net Losses shall be determined in accordance with the method of accounting used by the Partnership for federal income tax reporting purposes, consistently applied.

     4.2 Definition of Partners' Capital Accounts. The term "Capital Account," when used in respect of any Partner, shall mean the amount computed as described in this Section 4.2:

               (a) A Partner's Capital Contribution will be credited to its Capital Account on the later of (i) the due date therefor, or (ii) receipt.

               (b) Partnership Expenses will be debited to the Partners' Capital Accounts pursuant to paragraph (d) below.

               (c) Income received from Liquid Investments (net of related expenses) in each Accounting Period will be credited to the Capital Accounts of the Partners pro rata according to the Partners' Capital Accounts as of the beginning of such Accounting Period.

               (d) (i) A fraction of all interest and dividend income (other than income from Liquid Investments) and all Realized Investment Gains and Unrealized Investment Gains and Realized Investment Losses and Unrealized Investment Losses of the Partnership and Partnership Expenses in each Accounting Period equal to the fraction derived by dividing the Capital Contributions (as of the beginning of such Accounting Period) of all Class 1 Limited Partners by the aggregate Capital Contributions (as of such date) of all Limited Partners shall be credited 90% to the Capital Accounts of the Class 1 Limited Partners pro rata according to the ratio that each such Class 1 Limited Partner's Capital Contributions (as of the beginning of such Accounting Period) bears to the Capital Contributions of all Class 1 Limited Partners in the aggregate (on such date) and 10% to the Capital Account of the General Partner.

                    (ii) A fraction of all interest and dividend income (other than income from Liquid Investments) and all Realized Investment Gains and Unrealized Investment Gains and Realized Investment Losses and Unrealized Investment Losses of the Partnership and Partnership Expenses in each Accounting Period equal to the fraction derived by dividing the Capital Contributions (as of the beginning of such Accounting Period) of all Class A Limited Partners by the aggregate Capital Contributions (as of such date) of all Limited Partners shall be credited 85% to the Capital Accounts of the Class A Limited Partners pro rata according to the ratio that each such Class A Limited Partner's respective Capital Contributions (as of the beginning of such Accounting Period) bears to the Capital Contributions of all Class A Limited Partners in the aggregate (on such date) and 15% to the Capital Account of the General Partner.

                    (iii) A fraction of all interest and divided income (other than income from Liquid Investments) and all Realized Investment Gains and Unrealized Investment Gains and Realized Investment Losses and Unrealized Investment Losses of the Partnership and Partnership Expenses in each Accounting Period equal to the fraction derived by dividing the Capital Contributions (as of the beginning of such Accounting Period) all of Class B Limited Partners by the aggregate Capital Contributions (as of such date) of all Limited Partners shall be credited 80% to the Capital Accounts of the Class B Limited Partners pro rata according to the ratio that such Class B Limited Partners respective Capital Contribution (as of the beginning of such Accounting Period) bears to the Capital Contributions of all Class B Limited Partners in the aggregate (on such date) and 20% to the Capital Account of the General Partner.

               (e) Notwithstanding paragraph (d) above, Excess Losses (as hereinafter defined) will be debited against the Capital Accounts of the Class 1 Limited Partners, the Class A Limited Partners and Class B Limited Partners pro rata (i) so that the ratio of the aggregate Capital Accounts of all of the Class 1 Limited Partners to the Capital Accounts of all Limited Partners, the ratio of the aggregate Capital Accounts of all of the Class A Limited Partners to the Capital Accounts of all Limited Partners and the ratio of the aggregate Capital Accounts of all of the Class B Limited Partners to the Capital Accounts of all Limited Partners equal the ratios of the Capital Contributions of the Class 1 Limited Partners, the Class A Limited Partners and Class B Limited Partners to the total Capital Contributions of all Limited Partners, respectively, and then (ii) among the Class 1 Limited Partners, Class A Limited Partners, and Class B Limited Partners based on their classes' respective percentage shares of the total Capital Contributions of such classes of Partners. With respect to each Accounting Period thereafter, 100% of net income described in (d) above will be credited to the Capital Accounts of the Limited Partners in the reverse order as Excess Losses were allocated in the prior sentence, until the Excess Losses have been recouped from allocations of income pursuant to
     (c) and (d), at which time the allocations for income set forth in (d) above will be reinstated. "Excess Losses" shall mean those losses which, when allocated, will reduce the General Partner's Capital Account to a negative amount which is less than an amount equal to zero minus all prior distributions to the General Partner.

               (f) If Limited Partners are admitted subsequent to the First Closing, the Capital Accounts of the Limited Partners shall be adjusted to reflect the allocation of the Management Fee and the organizational expenses of the Partnership as provided in Section 4.4.

               (g) Any amounts distributed (including the fair market value of any Securities distributed in-kind as determined pursuant to Section 11.4 as of the date of such distribution) to the Partners will be debited against their Capital Accounts.

               (h) The General Partner will adjust the Partnership's Capital Accounts at the end of each Accounting Period and may adjust them more often if circumstances make it advisable in the General Partner's sole discretion. Any Unrealized Investment Gain or Unrealized Investment Loss with respect to Securities being distributed in kind to all Partners as of the date of such distribution shall be credited or debited to the Capital Accounts of the Partners in accordance with Sections 4.2(d) and (e).

     4.3 No Interest on Capital Accounts. No Partner shall receive interest on the amount credited to such Partner's Capital Account.

     4.4 Allocation of Net Income and Net Losses. The Net Income and Net Losses of the Partnership will be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of items of income and loss among the Partners for purposes of computing their Capital Accounts, except as otherwise provided in the Code or other applicable law. If Limited Partners are admitted subsequent to the First Closing pursuant to one or more Subsequent Closings, the books of the Partnership shall be closed immediately before each Subsequent Closing. Those expenses of the Partnership attributable to the Limited Partners admitted at each Subsequent Closing, including such Partners' shares of the Management Fee, organizational expenses and any other expenses incurred by the Partnership, shall be allocated pro rata to such Limited Partners in accordance with their Capital Contributions. The General Partner will cause the Partnership's tax returns to be prepared within 120 days after the end of each of its fiscal years, and will furnish appropriate tax forms and schedules (for example, Schedule K-1) to all Partners.

     4.5 Allocations Among Limited Partners During Year in Which Transfer of Partnership Interest Occurs. If a Limited Partner transfers all or part of its interest in the Partnership during any year or withdraws or is removed from the Partnership pursuant to the terms of this Agreement, Net Income or Net Losses and items thereof shall be allocated between the transferor and the transferee (or among all of the other Partners in the event of withdrawal or removal) based upon the respective portions of the year that the transferor or transferee held such interest without regard to the result of Partnership operations during particular portions of such year.


                                   ARTICLE V
                                 Distributions

     5.1 Targeted Distributions During Term of Partnership. Prior to dissolution of the Partnership and no later than ninety (90) days after the close of each year, the General Partner shall, after setting aside appropriate reserves for anticipated obligations and commitments of the Partnership that are determined to be advisable in its sole discretion, attempt to cause the Partnership to distribute cash in an amount which, at the time of such distribution, when added to all prior distributions, is equal to forty percent (40%) of the Net Income, if any, of the Partnership from inception. The General Partner may, in its sole discretion, adjust the rate of such targeted distribution provided for in this Section 5.1 from time to time in light of any changes made to the tax rates applicable to individuals and corporations under the Code. Distributions pursuant to this Section 5.1 shall be made among the Partners pro rata in the same proportions that Net Income is or has been allocated among the Partners. All other cash of the Partnership not distributed pursuant to this Section 5.1 may be retained in the Partnership and invested or applied to pay Partnership expenses pursuant to this Agreement; provided, however, that after the fifth anniversary of the First Closing the Partnership shall not invest cash generated from the sale of Securities (excluding Liquid Investments as defined by Section 9.1 hereof) without the approval of Limited Partners holding majority in interest of the Limited Partnership Interests.

     5.2  Other Distributions During Term of Partnership.

          5.2.1 In addition, prior to dissolution of the Partnership, subject to the distributions pursuant to Section 5.1 hereof, the General Partner in its sole discretion, may, but shall not be obligated to, distribute such assets of the Partnership, whether in cash or in kind, as it may from time to time deem advisable. If any assets are to be distributed in kind, such assets shall be distributed on the basis of their fair market value as determined pursuant to
Section 11.4 hereof; provided, however, that if a Limited Partner notifies the Partnership in writing that the receipt by such Limited Partner of a distribution of assets would result in a material violation of ERISA by such Limited Partner, then the General Partner shall use reasonable efforts to arrange for the sale of such assets on behalf of and for the account of such Limited Partner and shall follow such procedures described in Section 8.6.3 hereof as it deems necessary or appropriate under the circumstances including, without limitation, treatment of such assets as Designated Securities, as defined in Section 8.6.3 hereof.

          5.2.2(a) Distributions of cash or Securities will initially be made pro rata to the Partners in an amount equal to the income from Liquid Investments that has been credited to their Capital Accounts pursuant to 4.2(c) from the inception of the Partnership less any prior distributions pursuant to this Section 5.2.2(a).

               (b) Except as provided in paragraph (c) or (d) below, all other distributions of cash or Securities will be made as follows: (i) a fraction of each distribution equal to the fraction derived by dividing the aggregate Capital Contributions of the Class 1 Limited Partners by the aggregate Capital Contributions of all Limited Partners shall be made 90% to the Class 1 Limited Partners pro rata according to the ratio that each such Class 1 Limited Partner's respective Capital Contribution bears to all the Capital Contributions of all Class 1 Limited Partners and 10% to the General Partner; (ii) a fraction of each distribution equal to the fraction derived by dividing the aggregate Capital Contributions of the Class A Limited Partners by the aggregate Capital Contributions of all Limited Partners shall be made 85% to the Class A Limited Partners pro rata according to the ratio that each such Class A Limited Partner's respective Capital Contributions bears to all the Capital Contributions of all Class A Limited Partners and 15% to the General Partner; and (iii) a fraction of each distribution equal to the fraction derived by dividing the aggregate Capital Contributions of the Class B Limited Partners by the aggregate Capital Contributions of all Limited Partners shall be made 80% to the Class B Limited Partners pro rata according to the ratio that each such Class B Limited Partner's respective Capital Contributions bears to all the Capital Contributions of all Class B Limited Partners and 20% to the General Partner.

               (c) In no event may the amount distributed to the General Partner pursuant to Section 5.2.2(b)(i), (ii) or (iii) exceed the General Partner's Capital Account resulting from Section 4.2(d)(i), (ii) or (iii), respectively, as adjusted by Sections 4.2(e) and (g). Any remaining amount distributable pursuant to Section 5.2.2(b)(i), (ii) or (iii) shall be distributable only among the Limited Partners otherwise entitled to distributions pursuant to Section 5.2.2(b)(i), (ii) or (iii).

               (d) Notwithstanding the aforementioned distributions, the General Partner, in its sole discretion, may elect to distribute cash or Securities to the Limited Partners, pro rata, in excess of the amount otherwise required pursuant to Sections 5.2.2(b) and (c).

     5.3 Intent of Distribution Provisions. The intent of the distribution provisions is to distribute over the life of the Partnership (i) income from Liquid Investments to the Partners based on their Capital Accounts as of the beginning of the Accounting Period during which such income is earned, (ii) original Partnership capital contributed by the Limited Partners back to the Limited Partners to the extent of their contributions, (iii) net Partnership profits attributable to the Class 1 Limited Partners' capital 90% to the Class 1 Limited Partners and 10% to the General Partner, (iv) net Partnership profits attributable to Class A Limited Partners' capital 85% to the Class A Limited Partners and 15% to the General Partner, and (v) net Partnership profits attributable to Class B Limited Partner's capital 80% to the Class B Limited Partners and 20% to the General Partner. The distribution provisions shall be interpreted by the General Partner, in its sole discretion, to achieve these objectives. Notwithstanding any other provision of this Agreement, the General Partner may amend or modify the provisions of Articles IV or V hereof without the consent of the Limited Partners to the extent that the General Partner, in its sole discretion, deems such amendment or modification reasonably necessary to cause all distributions or allocations to be made according to the foregoing intent.

     5.4  Distributions Upon Liquidation.

          5.4.1 To effect the dissolution and liquidation of the Partnership pursuant to Section 10.1 hereof, the General Partner, in accordance with the provisions of Section 5.4.2 below, shall distribute all assets of the Partnership to the Partners in cash or ratably in kind. Distribution of assets in kind shall be made in accordance with their fair market value as determined pursuant to Section 11.4 hereof.

          5.4.2 The net proceeds resulting from the liquidation of the Partnership pursuant to a dissolution of the Partnership shall be distributed and applied in the following order of priority:

               (a) to the payment of the expenses of liquidation and the debts and liabilities of the Partnership, including the Management Fee;

               (b) to the setting up of any reserves that the General Partner determines are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership (which shall be distributed in accordance with (c) below if and when the General Partner determines in its sole discretion that such reserves are no longer required); and

               (c) to and among the Partners in proportion to their respective positive Capital Account balances (after making the adjustments required by Section 4.2 hereof with respect to any assets to be distributed in kind).

                                   ARTICLE VI
                                   Management

     6.1  Management of Partnership.

          6.1.1 The management and control of the business and affairs of the Partnership shall be vested solely in the General Partner.

          6.1.2 The General Partner shall manage the business and affairs of the Partnership so that the assets of the Partnership, in the General Partner's reasonable determination, will not be considered plan assets within the meaning of ERISA; provided, however, if the General Partner determines in the reasonable exercise of its judgment that continuing to manage the business and affairs of the Partnership in such a manner is not in the best interests of the Partners as a whole, it may cease managing the business and affairs of the Partnership in such a manner, so long as it notifies each Limited Partner at least sixty (60) days in advance of its intent to cease managing the Partnership in such a manner, and each Limited Partner which provides the General Partner with an opinion of counsel reasonably satisfactory to the General Partner consistent with Section 8.6.2 shall be allowed to withdraw from the Partnership pursuant to Sections 8.6.2 and 8.6.3 hereof.

     6.2  Authority of General Partner.

          6.2.1 Subject to the terms and provisions of this Agreement, the General Partner shall have exclusive management and control of the affairs of the Partnership and shall have the power and authority to do all things necessary or proper to carry out the purposes of the Partnership.

          6.2.2 Without limiting the generality of the authority of the General Partner, and subject to the terms and provisions of this Agreement, the General Partner shall have full power and authority, at the expense of the
Partnership:

               (a) to pay all expenses relating to the organization of the Partnership, including attorneys' and accountants' fees, printing, telephone and telex, consulting services, postage, secretarial expenses, travel, entertainment and other out-of-pocket expenses and to pay all Partnership Expenses;

               (b) to pay the reasonable expenses of meetings of the Partners (except meetings that do not include Limited Partners);

               (c) to engage such agents, attorneys, accountants, custodians and financial advisors and consultants as are necessary or advisable for the affairs of the Partnership;

               (d) to receive, buy, sell, exchange, trade and otherwise deal with property of the Partnership;

               (e) to open, conduct and close cash accounts with brokers on behalf of the Partnership and to pay the customary fees and charges applicable to transactions in all such accounts;

               (f) to open, maintain and close bank, money market, custodial and other types of accounts for the Partnership and to draw checks and other orders for the payment of money;

               (g) to file, on behalf of the Partnership, all required local, state and federal tax returns and other documents relating to the Partnership and to act as "tax matters partner" for the Partnership;

               (h) to cause the Partnership to purchase or bear the reasonable cost of any insurance covering the potential liabilities of the Partnership, the General Partner and its partners and employees, as well as the potential liabilities of any person serving at the request of the General Partner as a director of a corporation or an official of another entity in which the Partnership has an investment;

               (i) to commence or defend litigation that pertains to the Partnership, one or more Partners or Partnership property;

               (j) in the normal course of the Partnership's business, to borrow money and to make, issue, accept, endorse and execute promissory notes, drafts, letters of credit, bills of exchange, guarantees and other instruments and evidences of indebtedness, and to secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of the property then owned or thereafter acquired by the Partnership, including from any Partner or any of their affiliates;

               (k) to enter into, make and perform such contracts, agreements and other undertakings, and to do such other acts as are necessary or advisable for, or as may be incidental to, the conduct of the business of the Partnership, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Partner or with any other person, firm or corporation having any business, financial or other relationship with any Partner;

               (l) to file amendments to the Certificate;

               (m) to admit as Limited Partners additional Persons in accordance with the provisions of this Agreement; and

               (n) to pay or reimburse parties (including the General Partner and any affiliates thereof) for professional, travel and any other out-of-pocket expenses incurred in connection with the organization of the Partnership and the placement of Limited Partner interests in the Partnership; provided, that no compensation shall be paid by the Partnership to any party for services rendered in connection with the placement of Limited Partner interests in the Partnership.

     6.3 Limitation on Authority of General Partner. The General Partner, without the prior written consent or ratification of all Partners, shall have no authority to:

               (a) do any act which would contravene this Agreement; or

               (b) admit a Person as a General Partner of the Partnership.

     6.4 Partnership Contracts. All contracts undertaken by the Partnership shall be executed by the General Partner and in such contracts the Partnership shall be identified as a limited partnership. The Partners shall promptly execute (with acknowledgment, if required) at the request of the General Partner, any and all instruments necessary or appropriate to ratify or confirm the authority of the General Partner hereunder.

     6.5  Obligations of General Partner.

          6.5.1 The General Partner and the officers and employees thereof shall devote such time and effort to the Partnership business as the General Partner deems necessary or appropriate to manage the affairs of the Partnership but shall not be required to devote full time to the affairs of the Partnership. For its services to the Partnership, the General Partner shall be entitled to receive the Management Fee provided for in Section 6.7 hereof and to be reimbursed for any expenses enumerated in Section 6.2.2 hereof which it may have paid on behalf of the Partnership.

          6.5.2 Without limiting the generality of the General Partner's duties and obligations hereunder, and so long as the General Partner retains control and responsibility for the management and investment decisions of the Partnership, and subject to the limitations set forth in Section 6.3, the General Partner, either itself or through contracts with other parties, shall:

               (a) provide office space for the Partnership;

               (b) provide staff for the analysis of, investment in, and divestment from investment opportunities;

               (c) maintain the books and records of the Partnership, make annual progress and portfolio reports to the Limited Partners, and furnish Partners with copies of all amendments to Schedule 1 hereto; and

               (d) generally provide all overhead and required support for the Partnership not identified in this Agreement as an obligation and expense of the Partnership.

          Except to the extent specifically provided for in Section 6.2.2 hereof, the General Partner shall cause payment to be made for all normal operating expenses of the Partnership related to personnel, including salaries, rent, communication and entertainment, out of the Management Fee provided for in
Section 6.7 hereof.

          6.5.3 In the event that both Andrew J. Filipowski and Steven D. Devick are no longer providing services to the Partnership (in their capacities as directors, officers, employees or agents of the General Partner), the General Partner shall convene a meeting of the Limited Partners. The General Partner shall develop within ninety (90) days of the date that both of such persons cease providing services to the Partnership a business plan with respect to the future management of the Partnership for approval by Limited Partners which have a majority of the total Limited Partner Interests. If a business plan is not so approved within six (6) months, then Limited Partners holding a majority of the total Limited Partner Interests may vote to dissolve the Partnership. Once such plan is approved, the General Partner shall operate the Partnership's business in accordance with the approved plan. Until the plan is approved, the General Partner shall continue to operate the Partnership in accordance with past practice to the extent reasonably possible.

     6.6 Liability of General Partner. The General Partner will not be liable to any Limited Partner or the Partnership for any act or omission taken or omitted as General Partner with respect to the Partnership which is not in violation of the provisions of this Agreement, or for any act or omission taken or omitted by any shareholder, director, officer, affiliate, employee or agent of the General Partner, except in the case of the General Partner's (or such other person's) own willful, wanton or intentional misconduct, malfeasance or gross negligence.

     6.7  Management Fee.

          6.7.1 The Partnership shall pay to the General Partner in cash during the period from the First Closing through the sixth anniversary thereof, as payment for services rendered as General Partner, for facilities supplied hereunder and as full reimbursement for all expenses set forth in Section 6.5.2 hereof, compensation (the "Management Fee") at an annual rate equal to two and one-half percent (2.5%) (adjusted as described in Section 6.7.5) of the total Committed Capital of all Partners, as set forth in Schedule 1 hereto, as of the first day of the calendar year for which the Management Fee is due. The Management Fee shall be paid on the first day of each calendar quarter in advance for such quarter.

          6.7.2 During the period beginning on the day after the sixth anniversary of the First Closing and ending with the termination of the Partnership, the Management Fee shall equal an annual rate of two and one-half percent (2.5%) (adjusted as described in Section 6.7.5) of the Estimated Value of the Fund as of the first day of the calendar year for which the Management Fee is due.

          6.7.3 Notwithstanding Section 6.7.1 above, for the first twelve calendar months after the First Closing, including the month in which the First Closing occurs (the "First Year"), the Management Fee shall be payable as follows:

               (a) A portion of such Management Fee shall be paid to the General Partner at the First Closing, which portion shall be determined based upon total Committed Capital of all Partners as of the First Closing and shall be prorated according to the number of days remaining in the calendar quarter in which the First Closing occurs, including the day of the First Closing.

               (b) The next portion shall be payable at the earlier of the date of the next Subsequent Closing or the first day of the calendar quarter in the First Year succeeding the quarter in which the First Closing occurs. The amount payable on the first day of such succeeding calendar quarter and any calendar quarters remaining in the First Year shall be based upon total Committed Capital as set forth on Schedule 1 as of such date. At each Subsequent Closing, the Management Fee for the First Year shall be recalculated to take into account additional amounts of Committed Capital stated on Schedule 1 hereto as of such Subsequent Closing as if such amount of total Committed Capital existed on the date of the First Closing. The additional amount which would have been paid if such additional amount of Committed Capital had been included on Schedule 1 hereto as of the First Closing and on the first day of any calendar quarter preceding the Subsequent Closing on which a portion of the Management Fee was paid shall be paid to the General Partner at the Subsequent Closing.

          6.7.4 The Management Fee payable to the General Partner shall not be considered a distribution of profits or return of capital to the General Partner for the purpose of any provision of this Agreement, but shall be considered a deduction from Partnership income or an increase in Partnership losses in determining Net Income or Net Losses, or items of income or expense, pursuant to
Article IV hereof. If there is a final determination that any fee payable to the General Partner under this Section 6.7 is not deductible by the Partnership for federal income tax purposes, the gross income for such year or subsequent years, as necessary, shall be specially allocated to the General Partner until the gross income so allocated equals the total amount of such Management Fee determined not to be deductible. If such special allocation to the General Partner affects the allocations to the Limited Partners otherwise determined under Article IV hereof, the allocations to all Partners shall be adjusted proportionately.

          6.7.5 The Management Fee payable for any quarter shall be increased (or decreased) by the percentage increase (or decrease) in the Consumer Price Index for All Urban Consumers, U.S. City Average, for all items, during the immediately preceding calendar year, or if the U.S. government ceases to publish such index, then by such index published by the U.S. government as is in the General Partner's judgment most similar to such index; provided that in no event shall any decreases in such index result in the amount of the Management Fee being less than its initial level; and provided further that in no event shall the Management Fee be increased by more than 10% in any calendar year pursuant to this Section 6.7.5.

     6.8 Other Services. In addition to the items provided by the General Partner or its affiliates and described in Section 6.5.2, and subject to the limitations of Section 6.3, the General Partner or its affiliates may also provide to the Partnership certain of the services (e.g., accounting) identified in Section 6.2.2 and may charge the Partnership therefor, provided that the General Partner in its sole discretion believes that it or its affiliates can provide such services at no greater cost than would be the case if unaffiliated third parties were to provide such services. The General Partner or its affiliates may receive consulting and investment banking fees from portfolio companies, including, without limitation, underwriting fees, merger and acquisition advisory fees, and placement fees. The General Partner and its affiliates or employees may also receive fees for serving as directors or other officials of portfolio companies. The Management Fee shall be reduced by the amount of any director's fees or consulting fees paid by any portfolio company to the General Partner or any employee or affiliate of the General Partner other than any Limited Partners who are not also shareholders of the General Partner. The Management Fee shall not be reduced by the amount of any investment banking fees received by the General Partner or any employee or affiliate of the General Partner from a portfolio company so long as such investment banking fees were determined through arms'-length negotiation with an independent representative(s) of the portfolio company.


                                  ARTICLE VII
                   Rights and Obligations of Limited Partners

     7.1  Limitations on Limited Partners.  The Limited Partners shall take no part in the management or control of the Partnership business, and have no right or authority to act for the Partnership or to vote on matters other than the matters set forth in this Agreement or in the Act.

     7.2  Removal of General Partner.

          7.2.1 The General Partner may be removed as General Partner for cause upon the written request of those Limited Partners which have at least two-thirds (2/3) of the total Limited Partner Interests. Such written request shall be delivered to the General Partner and shall state the cause for removal and the effective date of such action, which effective date may be immediately upon delivery of the notice or thereafter. "Cause" for the removal of the General Partner shall mean the commission of more than one act of gross negligence, material deviation from the stated investment strategy of the Partnership (as provided in Section 2.7 hereof) without the consent of Limited Partners which have at least two-thirds (2/3) of the total Limited Partner Interests, fraud, willful, wanton or intentional misconduct or malfeasance which, in each case, materially and adversely affects the Partnership.

          7.2.2 If the General Partner is removed pursuant to this Section 7.2, and the Partnership is continued, the General Partner shall become a Limited Partner in all respects under the Act as of the date of its removal, and its interest in the Net Income and Net Losses, and items of income and expense of the Partnership, shall convert, as of the date of its removal, into a Limited Partner interest and the General Partner's share of the most recent Estimated Value of the Fund shall be treated as Committed Capital for purposes of determining the Limited Partner Interest attributable to the converted interest. The General Partner shall be entitled to all of the rights of the other Limited Partners with respect to its converted interest, including the right to receive allocations and distributions on the basis of the Committed Capital that results from the conversion of its interest.

          7.2.3 Except as otherwise required by law, if the General Partner is removed pursuant to this Section 7.2, it shall not be liable for any obligations of the Partnership arising after the effective date of its removal. The Partnership shall, within fifteen (15) days after the removal of the General Partner, file an amendment to the Certificate to reflect the removal of the General Partner as general partner.

          7.2.4 In the event of the removal of the General Partner, the Limited Partners may elect a new General Partner to continue the business of the Partnership in accordance with the requirements of the Act. If a new General Partner is not elected within ninety (90) days after removal of the previous General Partner, the Partnership shall be dissolved, wound up and terminated.

     7.3 Restructuring of General Partner. Any change in the ownership of a majority or more of the outstanding voting equity interests in the General Partner shall require the written consent of Limited Partners which have at least two-thirds (2/3) of the Limited Partner Interests.

     7.4 Deficit Capital Accounts at Liquidation. No Limited Partner shall have any obligation upon termination of the Partnership to restore a negative Capital Account balance other than to contribute any amounts required to be contributed pursuant to Section 3.3 hereof.


                                  ARTICLE VIII
                     Assignability of Interest; Withdrawal

     8.1 Assignment of General Partner's Interest. The General Partner shall not transfer its interest in the Partnership as General Partner or voluntarily withdraw as General Partner without the written consent of Limited Partners which have at least two-thirds (2/3) of the Limited Partner Interests. Notwithstanding the foregoing, the General Partner or the partners thereof may assign a portion of the right to receive Partnership distributions to other Persons.

     8.2 Assignment of Limited Partner's Interest. A Limited Partner may not sell, transfer, assign, pledge, subdivide for resale or otherwise dispose of all or any part of its interest in the Partnership (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the General Partner, the granting or denying of which shall be in the General Partner's absolute discretion. No assignee of a Limited Partner shall become a Substitute Limited Partner in the place of its assignor except as provided in
Section 8.3 hereof. The Partnership shall have no obligation to recognize, furnish information or make distributions to any assignee of a Limited Partner which does not become a Substitute Limited Partner, and such assignee's rights shall be only against its assignor.

     8.3 Substitute Limited Partner. No assignee of the whole or any part of a Limited Partner Interest shall be substituted as a Limited Partner without the prior written consent of the General Partner, the granting or denying of which consent shall be in the General Partner's absolute discretion. As a condition to the approval or consent of the General Partner to the admission of an assignee of a Limited Partner as a Substitute Limited Partner, the General
Partner:

          8.3.1 shall require such assignee to accept and assume, in form satisfactory to the General Partner, all the terms and provisions of this Agreement, and

          8.3.2  may require such assignee to:

               (a) provide an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Partnership, that assignment of the Limited Partner Interest and substitution of the assignee as a Limited Partner does not result in termination of the Partnership for purposes of
     Section 708 or any successor or similar provision of the Code;

               (b) provide an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Partnership, that neither the offering nor the assignment of the Limited Partner Interest violates any registration provision of any federal or state securities or comparable laws, subjects the Partnership to registration as an investment company under the Investment Company Act of 1940, as amended, or requires that the General Partner or the Partnership register as an investment adviser under the Investment Advisers Act of 1940, as amended;

               (c) provide an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Partnership, that assignment of the Limited Partner Interest and substitution of the assignee as a Limited Partner will not cause the Partnership to be classified as an association taxable as a corporation or to be treated as a publicly traded partnership as defined in Sections 7704(b) and 469(k)(2) of the Code;

               (d) execute such other documents or instruments as the General Partner may reasonably require to effect the admission of such assignee as a Limited Partner; and

               (e) pay such reasonable expenses as the Partnership may incur in connection with such substitution.

     8.4 Effective Date. The effective date of a substitution shall be the date designated by the General Partner in writing to the Substitute Limited Partner, which shall not be later than the first day of the calendar quarter of the Partnership next following the date upon which the General Partner has given its written consent to such substitution.

     8.5 Amendment of Agreement. This Agreement shall be amended by the General Partner, if and when appropriate, to reflect the substitution or addition of Limited Partners.

     8.6  Withdrawal by Limited Partner.

          8.6.1 A Limited Partner may not withdraw from the Partnership unless the General Partner shall have previously consented in writing to such withdrawal, the granting or denying of which consent shall be in the General Partner's absolute discretion. A Limited Partner shall be allowed to withdraw as herein provided only upon written notice requesting such withdrawal.

          8.6.2 Notwithstanding Section 8.6.1 above and in addition to the right of a Limited Partner not to pay a portion of such Limited Partner's Committed Capital under certain circumstances pursuant to Section 3.2.2 above, if any Limited Partner provides the General Partner with an opinion of counsel satisfactory to the General Partner that in such counsel's reasonable opinion,
(a) ERISA, the Bank Holding Company Act of 1956, as amended, or any similar legislation, or any federal or state legislation applicable to governmental pension plans, or regulations thereunder, shall require such Limited Partner (hereinafter sometimes referred to as a "Regulated Limited Partner") to divest its interest in the Partnership prior to dissolution of the Partnership, (b) such Limited Partner's continued investment in the Partnership is contrary to such laws or regulations, (c) the assets of the Partnership may be deemed to constitute the assets of such Limited Partner under ERISA, or (d) the trustees or other fiduciaries of such Limited Partner may be deemed under ERISA to have delegated investment discretion over plan assets (as defined by ERISA) to any Person that is not an investment manager (as defined by ERISA), the General Partner shall use reasonable efforts to seek a buyer or buyers (which may be other Limited Partners) for the remainder of the interest held by such Limited Partner or shall seek to make such changes in the Partnership or its operation so as to comply with such laws or regulations; provided, however, the General Partner shall not make any changes which it determines not to be in the best interests of the Partnership or a majority in interest of the Limited Partners, or if the General Partner determines that changes are not necessary in order to comply with such laws or regulations. If no buyer is found for all of such Limited Partner's interest in the Partnership and changes, if any, made by the General Partner are not reasonably satisfactory to such Limited Partner, upon request of such Limited Partner, the General Partner shall consent to the withdrawal of such Limited Partner from the Partnership pursuant to this Section 8.6.

          8.6.3 In the event a Limited Partner withdraws from the Partnership pursuant to this Section 8.6, the Partnership shall pay such withdrawing Limited Partner an amount equal to such Limited Partner's share of the Estimated Value of the Fund most recently determined pursuant to Section 11.4 hereof. Such amount shall be paid without interest within a reasonable period of time, and in the case of a withdrawal pursuant to Section 8.6.2 hereof, within 120 days of the Partnership's receipt of the opinion of counsel described therein; provided, however, it shall not be paid during a time that such payment would impair the Partnership's ability to make the distributions targeted pursuant to Section 5.1 hereof or would cause hardship to the Partnership. The General Partner shall have absolute discretion to make the distribution in respect of the interest of a withdrawing Limited Partner in cash or in kind; provided, however, that if the withdrawing Limited Partner notifies the Partnership in writing that the receipt by such Limited Partner of a distribution of Securities in kind would result in a material violation of ERISA by such Limited Partner, then the General Partner shall use reasonable efforts to arrange for the sale of such Securities on behalf of and for the account of such Limited Partner. At the discretion of the General Partner, a Partner withdrawing from the Partnership pursuant to this
Section 8.6 may be charged an amount, not exceeding 2% of the amount payable to the Partner for such withdrawal, as the General Partner determines is reasonable to defray the expenses of the Partnership in connection with such withdrawal. Any portion of distributions made to a withdrawing Limited Partner in kind pursuant to this Section 8.6 shall be made in proportion to such Limited Partner's percentage interest in each Security then held by the Partnership; provided, however, that the General Partner may withhold from distribution any Securities the distribution of which would, in the General Partner's sole discretion, cause hardship to the issuer or to the Partnership. If distribution is to be made in kind and if such distribution cannot be made in full because of restrictions on the transfer of Securities or for any other reason, such distribution may be delayed until an effective transfer and distribution may be made, and Securities for transfer in respect of the withdrawing Limited Partner's interest shall be designated by the General Partner (the "Designated Securities"). Such Designated Securities may nevertheless be sold by the General Partner, provided that the General Partner remit the cash proceeds therefrom to the withdrawing Limited Partner. The withdrawing Limited Partner shall not share in the income and losses of the Partnership from the date of its withdrawal and shall have no further interest in the Partnership or its assets, except that it shall receive income and dividends paid by the issuer with respect to any Designated Securities and shall be entitled to the appreciation of or suffer the depreciation of such Designated Securities and shall be specially allocated an appropriate amount of the Net Income or Net Losses resulting from the sale by the Partnership of Designated Securities on its behalf. Schedule 1 hereto shall be revised to reflect such withdrawal and the withdrawing Limited Partner shall no longer be considered a Limited Partner for purposes of this Agreement.

          8.6.4 No distribution shall be made to a withdrawing Limited Partner unless all liabilities of the Partnership have been paid or unless the Partnership has assets sufficient to pay such liabilities. No Limited Partner shall have the right to demand or receive property other than cash in return for its Partnership interest, and no Limited Partner, upon withdrawal, shall have priority over any other Limited Partner as to either a return of its Capital Contribution or distribution of its share of Partnership profits.

     8.7 Required Withdrawal. Notwithstanding anything contained herein to the contrary, the General Partner may, at any time and without prior notice, require any Limited Partner which in its sole determination it deems to be a Regulated Limited Partner, to withdraw entirely from the Partnership, or to withdraw a portion of its Capital Account as necessary in order for the assets of the Partnership not to be treated as Plan Assets under ERISA. The Limited Partner thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from its Capital Account, as the case may be, without further action on the part of the Limited Partner.

     8.8 Partners Meetings. Once each year, upon at least thirty (30) days' prior written notice, the General Partner shall conduct a meeting open to all Partners. At the meeting, the General Partner will discuss the status of any prospects for the Partnership and its portfolio companies. The Partners understand and acknowledge that such meeting may occur in conjunction with an investment conference sponsored by one or more of the principals of the General Partner, but will be conducted separately from the main investment conference.


                                   ARTICLE IX
                                  Investments

     9.1 Liquid Investments. To the extent that the Partnership from time to time has funds which are not invested in private debt or equity investments pursuant to this Agreement, the Partnership shall invest in highly liquid investments ("Liquid Investments") providing for appropriate safety of principal, such as commercial paper bearing the highest rating of a nationally recognized rating agency, money market mutual funds, securities issued by the United States Government, any instrumentality thereof, or one of the states of the United States, or a domestic bank with total assets in excess of $5,000,000,000, to provide liquid investments from which to meet obligations of the Partnership and to hold funds pending investment or distribution.

     9.2  Policy With Respect to Investment Opportunities.

          9.2.1 Each Partner agrees that any other Partner and its respective partners, officers, directors and affiliates may acquire an interest in any business or investment venture in which the Partnership has an interest and may engage in or possess an interest in other business or investment ventures of every kind and description, independently or with others, and provide services to such ventures, including but not limited to serving as their officers, directors, partners, trustees, advisers, employees or agents. Neither the Partnership nor the Partners, as such, shall have any rights in or to such permitted activities of any Partner or any compensation or profits derived therefrom.

          9.2.2 Each Partner recognizes that decisions concerning investments and potential investments involve the exercise of judgment and the risk of loss and the General Partner may elect to refer investment opportunities which come to its attention to one or more Partners, any partner, employee, officer, director or affiliate of a Partner, or any other Person. The General Partner, in the reasonable exercise of its judgment, may cause the Partnership to exercise an investment opportunity only in part based on factors such as diversification among companies and/or types of investments and the amount of Partnership funds available for investment. Each Partner further understands and acknowledges that the General Partner and its affiliates do or may serve as general partners or otherwise make investment decisions on behalf of other businesses, ventures and investment partnerships, that such businesses, ventures and partnerships do and will have uninvested funds, and that the General Partner or such affiliates will refer investment opportunities to such businesses, ventures and partnerships that might otherwise be referred to the Partnership. If the General Partner determines, in the reasonable exercise of its judgment, that it is not in the best interests of the Partnership to invest in a particular private equity investment, the General Partner shall not be required to cause the Partnership or allow any Partner to invest in any such investment, and may refer the investment opportunity to investors other than the Partnership; provided, however, that if the General Partner or any of its principals elects to invest in such private equity investment, the General Partner shall give notice thereof to the Limited Partners. The General Partner also reserves the right, in its sole and absolute discretion, to permit another investment entity for which the General Partner or affiliate thereof acts as investment manager to invest in an investment opportunity along with the Partnership, or to refer an investment opportunity to such other entity. Any participation allocated to the Partnership in any investment in which the General Partner or any one or more of the General Partner's respective shareholders, officers, directors, employees or affiliates participates shall be on terms no less favorable to the Partnership than the terms of investment by any of such persons, provided that such investments occur at substantially the same time. The General Partner, its directors, officers, employees and Persons related to or affiliated with the General Partner shall not accept any finder's fee or similar payment in connection with any investment made by the Partnership.

     9.3 Investment Intent of Limited Partners. Each Limited Partner by execution of this Agreement warrants to every other Partner and to the Partnership that such Limited Partner is acquiring its interest in the Partnership for purposes of investment only, for its own account (or where applicable in its fiduciary capacity) and not with the view to resell or to distribute the same or any part thereof, and that no other person has any interest in such Partnership interest or in the rights of such Limited Partner hereunder other than as a shareholder in such Limited Partner in the case of a corporate Limited Partner, partner in a partnership Limited Partner, in which case the names of and all requested information concerning all such partners have been disclosed to the General Partner, or as a participant or beneficiary of an employee benefit plan, trust or other entity with respect to which such Limited Partner is acting in a fiduciary capacity.



                                   ARTICLE X
                          Dissolution and Termination

     10.1  Events of Dissolution.

          10.1.1  The Partnership shall be dissolved:

               (a) on a date designated by the General Partner and Limited Partners which have at least two-thirds (2/3) of the Limited Partner Interests;

               (b) upon the withdrawal in contravention of this Agreement, dissolution or Bankruptcy of the General Partner, unless the Limited Partners shall elect to carry on the business pursuant to Section 10.3 hereof;

               (c) as provided in Section 6.5.3 hereof;

               (d) upon the completion of the sale of all or substantially all of the assets of the Partnership; or

               (e) in any event, at 12:00 midnight on the date which is ten (10) years from the date of the last Subsequent Closing (or the date of the First Closing if there is no Subsequent Closing); provided, however, that the General Partner may extend the date for dissolution of the Partnership under this paragraph (e) for up to three (3) additional one (1) year periods upon the prior written approval of Limited Partners which have more than two-thirds (2/3) of all Limited Partner Interests.

          10.1.2 Dissolution of the Partnership shall be effective on the date on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Certificate shall have been canceled and the assets of the Partnership shall have been distributed as provided herein. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement. Upon dissolution, the

General Partner shall liquidate the assets of the Partnership or distribute such assets in kind (in each case in its sole discretion), apply and distribute such assets or the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Certificate.

     10.2 Distributions Upon Liquidation. Distributions upon liquidation of the Partnership shall be made pursuant to Section 5.4 hereof.

     10.3 Election to Carry on Business. Upon the occurrence of an event described in Section 10.1(b) hereof, the Limited Partners may, within ninety
(90) days of such event, elect to carry on the business of the Partnership with one or more substitute General Partners by the affirmative vote of Limited Partners required by the Act. If such an election is made, the General Partner shall receive in cash within ninety (90) days after such election the value of its interest in the Partnership as of the date of such election.


                                   ARTICLE XI
                        Books, Records and Bank Accounts

     11.1 Books and Records. The General Partner shall keep accurate books of account with respect to the operations of the Partnership. Such books shall be maintained at the principal place of business of the Partnership, or at such other place as the General Partner shall determine, and all Partners, and their duly authorized representatives, shall at all reasonable times have access to such books and the right to make copies thereof.

     11.2 Accounting Basis and Accounting Year. Such books shall be kept on an accrual basis in accordance with the accounting methods followed by the Partnership for federal income tax purposes and otherwise in accordance with generally accepted accounting principles applied in a consistent manner, reflect all Partnership transactions, be appropriate and adequate for the Partnership's business and for the carrying out of all provisions of this Agreement, and be closed and balanced at the end of each calendar year.

     11.3 Reports. As promptly as possible after the close of each calendar year, the General Partner shall cause an examination of the financial statements of the Partnership as of the end of such year to be made in accordance with generally accepted auditing standards as in effect on the date thereof by a firm of certified public accountants of national standing that the General Partner shall employ at the Partnership's expense. As soon as is practicable thereafter, a copy of such financial statements prepared in accordance with generally accepted accounting principles, including the report of such certified public accountants, shall be furnished to each Partner and shall include, as of the end of such year: a statement of the assets and liabilities of the Partnership; a statement of operations setting forth the net losses or net income of the Partnership; and a statement of changes in the Partnership's net assets. The General Partner shall cause such certified public accountants to supply in a timely manner all other information necessary to enable each Partner to prepare its income tax return, and the General Partner shall supply such other information as each Partner may reasonably request for the purpose of enabling it to comply with any reporting requirements imposed by any governmental agency or authority.

     11.4  Valuation of Partnership Assets.

          11.4.1 The General Partner shall value the Partnership assets as of the last day of each calendar quarter of each year and shall, within ninety (90) days thereafter, furnish to each Limited Partner a statement showing the cost and estimated value of each asset, the net worth of the Partnership (the "Estimated Value of the Fund") and the balance of such Partner's Capital Account and such Partner's share of the Estimated Value of the Fund as determined pursuant to Section 11.4.3 below. In addition, the General Partner shall value any Securities which are to be distributed in kind pursuant to Article V or
Section 8.6.3 hereof as of the date of such distribution and shall provide Limited Partners with a summary statement showing the cost and estimated value of such Securities.

          11.4.2 In determining the value of Partnership assets, no value shall be placed on the goodwill or the name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership not normally reflected in the Partnership's accounting records, but there shall be taken into consideration any related items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase Securities pursuant to agreements entered into on or prior to such date of valuation. Determinations of value of Securities made pursuant to this Section 11.4 shall be based on all relevant factors, including, without limitation, type, marketability, restrictions on disposition, subsequent purchases of the same or similar Securities by other investors, pending mergers or acquisitions, and current financial position and operating results; provided, however, the value of a Security which is listed on a recognized securities exchange or traded pursuant to the National Association of Securities Dealers Automated Quotation System shall be valued at its most recent sale price and the value of a Security which is otherwise traded in the over-the-counter market shall be valued at its most recent bid price discounted, in both instances, to reflect any restrictions on transfer. The value of each Partnership asset and the Estimated Value of the Fund determined by the General Partner pursuant to this Section 11.4 shall be conclusive and binding on all of the Partners and all parties claiming through or under them.

          11.4.3 Each Partner's share of the Estimated Value of the Fund shall be the amount such Partner would receive on liquidation of the Partnership under Section 5.4.2.

     11.5 Depository Accounts. The General Partner shall be responsible for causing one or more accounts to be maintained in one or more banks or other depositories, which accounts shall be used for the payment of expenditures incurred by the General Partner in connection with the business of the Partnership, and in which shall be deposited any and all cash receipts. All such amounts shall be and remain the property of the Partnership, and shall be received, held and disbursed by the General Partner for the purposes specified in this Agreement. There shall not be deposited in any of such accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds.

     11.6  Tax Elections.

          11.6.1 The General Partner, in its sole discretion, may make or revoke an election to adjust the basis of the assets of the Partnership for federal income tax purposes in accordance with Section 754 of the Code, in the event of a distribution of Partnership property as described in Section 734 of the Code or a transfer by any Partner of its interest in the Partnership as described in Section 743 of the Code.

          11.6.2 The General Partner may also, from time to time, make such other tax elections as it deems necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement.


                                  ARTICLE XII
                                 Miscellaneous

     12.1 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Partner giving such notice, election or demand, and shall be delivered personally, sent by telex or facsimile machine, or sent by registered or certified mail, return receipt requested, to the General Partner at the address set forth below its signature on the signature page hereof or to the Limited Partners at the addresses set forth in Schedule 1 hereto. The date of personal delivery, the date the telex or facsimile is sent to the recipient or the date of mailing, as the case may be, shall be the date of such notice.

     12.2 Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective successors, heirs, successors-in-title and assignees, and each and every successor-in-interest to any Partner, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

     12.3 Partner Duties. Pursuant to Section 1101(d) of the Act, the duties of the Partners to the other Partners and to the Partnership are hereby limited to those provided expressly herein.

     12.4 Indemnification of General Partner. The General Partner, its directors, officers, shareholders, employees, affiliates and agents shall be indemnified to the fullest extent permitted by law by the Partnership against any cost, expense (including attorneys' fees), judgment and/or liability reasonably incurred by or imposed upon the General Partner or such other persons in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency) to which the General Partner or such other persons may be made a party or otherwise involved or with which the General Partner or such other persons shall be threatened by reason of being or having been, or acting on behalf of, the General Partner; provided, however, that the General Partner or such other persons shall not be so indemnified with respect to any matter as to which the General Partner or such other persons shall not have acted in good faith in what the General Partner or such other persons reasonably believed was in, or not opposed to, the best interests of the Partnership. The General Partner or such other persons shall be entitled to indemnification pursuant to this

Section 12.4, only to the extent that the General Partner or such other persons does not have the right to and in fact does not recover amounts with respect to the claim upon which the demand for indemnification is based from third parties whether due to indemnification by such third parties, insurance or otherwise, provided, that the amount the General Partner or such other persons is entitled to recover from the Partnership pursuant to indemnification hereunder shall include all expenses, including reasonable attorneys' fees, of collecting such amounts from such third parties. The right of indemnification granted by this
Section 12.4 shall be in addition to any rights to which the General Partner or such other persons may otherwise be entitled and shall inure to the benefit of the successors, assigns, executors or administrators of the General Partner or such other persons. The Partnership shall pay the expenses incurred by the General Partner or such other persons in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the General Partner or such other persons to repay such amount if there shall be an adjudication or determination that it is not entitled to indemnification as provided herein. The right of indemnity or reimbursement granted in this Section 12.4 may not be satisfied except out of the assets of the Partnership, and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement.

     12.5 Partition. The Partners hereby agree that no Partner or any successor-in-interest to any Partner shall have the right while this Agreement remains in effect to have the property of the Partnership partitioned or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned and each Partner, on behalf of itself, and its successors, representatives and assigns, hereby waives any such right. It is the intention of the Partners that during the term of this Agreement the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of its interest in the Partnership or any of its assets shall be subject to the limitations and restrictions of this Agreement.

     12.6 No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

     12.7 Amendment of Agreement. This Agreement shall be amended only upon the written agreement of the General Partner and Limited Partners which hold at least two-thirds (2/3) of total Limited Partner Interests; provided, however, that no amendment shall be made to Sections 3.2.2, 6.1.2, 8.6.2 or 8.6.3 of this Agreement without the prior written agreement of Limited Partners holding not less than two-thirds (2/3) of the Limited Partner Interests held by Limited Partners that are subject to ERISA. The General Partner may, in its discretion, require an opinion of counsel reasonably satisfactory to the General Partner that a Limited Partner which so represents in fact is subject to ERISA. Notwithstanding anything contained herein to the contrary, the General Partner may amend this Agreement without the consent of the Limited Partners (i) to the extent necessary to satisfy any regulatory requirements of any Regulated Limited Partners or prospective Regulated Limited Partners, and (ii) in accordance with Section 8.5 hereof.

     12.8 Captions. Titles or captions of articles or sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

     12.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all Partners, notwithstanding that all Partners have not signed the same counterpart. A Limited Partner may evidence his agreement to be bound hereby by execution of a subscription agreement for Limited Partner Interests or another appropriate writing without the necessity of executing a counterpart hereof.

     12.10 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of Delaware (regardless of the choice of law principles of Delaware or of any other jurisdiction).

     12.11 Gender and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     12.12 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and no third party shall be a beneficiary of the Partners' obligations hereunder including, without limitation, their obligations to contribute capital to the Partnership.

     12.13 Severability. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     12.14 Entire Agreement. This document, together with each Limited Partner's subscription agreement for Limited Partner Interests, contains the entire Agreement among the parties and supersedes all prior arrangements or understandings with respect thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              GENERAL PARTNER:

                              PLATINUM VENTURE PARTNERS, INC.

                                       /s/ Andrew J. Filipowski
                              By:   _______________________________
                                               President

                              Address:

                              1815 South Meyers Road
                              Oakbrook Terrace, Illinois 60181
                              Fax No. (708) 691-0710



                              LIMITED PARTNER:

                              TO BE AGREED TO BY EXECUTION OF
                              SUBSCRIPTION AGREEMENT

          AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF PLATINUM
                           VENTURE PARTNERS II L.P.

     THIS AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP (the "Amendment"), effective as of August 4, 1999, is made and entered into by and between Platinum Venture Partners, Inc. (formerly known as Platinum Group Ventures Inc.) (the "Old General Partner"), divine interVentures, inc. (the "New General Partner") and the Limited Partners (as defined below) and amends the Agreement of Limited Partnership (the "Partnership Agreement"), dated as of September 1994, by and among the Old General Partner and the limited partners, as defined therein (the "Limited Partners").

                                  WITNESSETH:

     WHEREAS, the Old General Partner is withdrawing as the general partner of Platinum Venture Partners II L.P. (the "Partnership"), with its economic interest converted into a limited partnership interest.

     WHEREAS, the New General Partner is being admitted to the Partnership as the substitute general partner and the business of the Partnership will continue.

     WHEREAS, the Partnership Agreement is being amended as provided in this Amendment in connection with, and to facilitate, the admission of the New General Partner to the Partnership as the substitute general partner.

     WHEREAS, Limited Partners holding at least two-thirds (2/3) of the Limited Partnership Interests (as defined in the Partnership Agreement) have agreed in writing to this Amendment as required by Section 12.7 of the Partnership Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

1.   Section 3.2.1 is hereby amended to read in its entirety as follows:

     "Each Limited Partner shall make contributions to the capital of the Partnership in the total amount set forth opposite its name on Schedule 1 hereto as "Committed Capital." Each Limited Partner shall make its contribution in cash. The General Partner may, but shall not be required to, contribute amounts as a limited partner in its discretion."

2. Each of Sections 4.2(d)(i), (ii) and (iii), 4.2(e), 5.22(b) and 5.22(c) and the first sentence of Section 5.3 are hereby amended to replace the term "General Partner" with the term "Platinum Venture Partners, Inc." in each place that the term "General Partner" appears in such section or sentence.

3.   Section 5.5 is hereby added to read in its entirety as follows:

     "5.5 Agreements between the General Partner and Platinum Venture Partners, Inc. Notwithstanding anything contained to the contrary in this Article V or in Article IV hereof, the General Partner and Platinum Venture Partners, Inc. shall be entitled to agree with each other, and may make any arrangements as are mutually acceptable to them, as to their relative rights to receive allocations and distributions in respect of the profits and losses of the Partnership as provided in this Article V and in Article IV hereof."

4. The Partnership Agreement remains in full force and effect as amended as provided herein.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                       OLD GENERAL PARTNER:

                                       Platinum Venture Partners, Inc.

                                       By: /s/Michael P. Cullinane

                                       Its: Vice President


                                       NEW GENERAL PARTNER:

                                       divine interVentures, inc.

                                       By: /s/Michael P. Cullinane

                                       Its: Executive Vice President and Chief
                                            Financial Officer

                                       LIMITED PARTNERS:

                                       Agreed To By Execution Of
                                       Consent Forms